Exhibit 99.1

Unaudited Pro Forma Consolidated Financial Statements

FXCM Inc.

As of December 31, 2014 and For the Years Ended

December 31, 2014, 2013 and 2012

FXCM Inc.

Unaudited Pro Forma Consolidated Financial Statements

On April 1, 2015, FXCM Holdings, LLC ("Holdings"), a majority owned, controlled and consolidated subsidiary of FXCM Inc. (the "Company"), and FXCM Newco, LLC, a wholly-owned subsidiary of Holdings, completed the previously announced sale of FXCM Japan Securities Co., Ltd ("FXCM Japan") to Rakuten Securities, Inc. for a purchase price of approximately $62.0 million (the "Transaction"). The consideration received at closing consisted of approximately $48.0 million in cash. The remaining consideration, as well as the net gain expected to be realized by the Company on the Transaction, is subject to final adjustment based on the finalization of FXCM Japan's balance sheet as of March 31, 2015.

The accompanying unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of the Company, after giving effect to the Transaction, and reflect the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Consolidated Statement of Financial Condition gives effect to the Transaction as if it had occurred on December 31, 2014. The Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2014, 2013 and 2012 give effect to the Transaction as if it had occurred on January 1, 2012.

The pro forma adjustments are based on information presently available and assumptions that the Company believes are reasonable under the circumstances; however, the actual amounts may differ materially from the information presented. In accordance with the regulations of the Securities and Exchange Commission, the pro forma adjustments are directly attributable to the Transaction, factually supportable and, with respect to the Unaudited Pro Forma Consolidated Statements of Operations, expected to have a continuing impact on the Company's operating results.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the financial position and results of operations actually would have been had the Transaction been completed as of the date or for the periods presented, nor do such financial statements purport to represent the results of future periods.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

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FXCM Inc.

Unaudited Pro Forma Consolidated Statement of Financial Condition

As of December 31, 2014

(In thousands)

	Historical FXCM Inc.	Pro Forma Adjustments		Pro Forma FXCM Inc.
Assets
Current assets
Cash and cash equivalents	$338,814	$42,867	(a)	$381,681
Cash and cash equivalents, held for customers	1,331,723	(265,180)	(b)	1,066,543
Restricted time deposits	3,336	(3,336)	(b)	—
Trading securities	26	—		26
Due from brokers	37,298	(111)	(b)	37,187
Accounts receivable, net	10,481	(133)	(b)	10,348
Deferred tax asset	9,923	(837)	(b)	9,086
Tax receivable	2,446	(113)	(b)	2,333
Total current assets	1,734,047	(226,843)		1,507,204
Restricted time deposits	5,005	(5,005)	(b)	—
Deferred tax asset	179,698	—		179,698
Office, communication and computer equipment, net	48,194	(2,891)	(b)	45,303
Goodwill	323,887	(4,700)	(b)	319,187
Other intangible assets, net	57,567	(3,604)	(b)	53,963
Notes receivable	9,381	—		9,381
Other assets	29,648	(772)	(b)	28,876
Total assets	$2,387,427	$(243,815)		$2,143,612
Liabilities and Stockholders' Equity
Current liabilities
Customer account liabilities	$1,331,723	$(265,180)	(b)	$1,066,543
Accounts payable and accrued expenses	56,039	(2,539)	(b)	53,500
Credit agreement	25,000	—		25,000
Notes payable	—	—		—
Due to brokers	16,313	(330)	(b)	15,983
Securities sold, not yet purchased	4,239	—		4,239
Due to related parties pursuant to tax receivable agreement	5,352	—		5,352
Total current liabilities	1,438,666	(268,049)		1,170,617
Deferred tax liability	2,835	(1,137)	(b)	1,698
Due to related parties pursuant to tax receivable agreement	145,224	—		145,224
Senior convertible notes	151,578	—		151,578
Other liabilities	6,108	(76)	(b)	6,032
Total liabilities	1,744,411	(269,262)		1,475,149

Stockholders' Equity
Class A common stock	479	—		479
Class B common stock	1	—		1
Additional paid-in-capital	273,708	—		273,708
Retained earnings	22,379	1,385	(c)	23,764
Accumulated other comprehensive loss	(11,879)	10,716	(c)	(1,163)
Total stockholders’ equity, FXCM Inc.	284,688	12,101		296,789
Non-controlling interests	358,328	13,346	(d)	371,674
Total stockholders’ equity	643,016	25,447		668,463
Total liabilities and stockholders’ equity	$2,387,427	$(243,815)		$2,143,612

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

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FXCM Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2014

(In thousands, except per share data)

	Historical FXCM Inc.	Pro Forma Adjustments		Pro Forma FXCM Inc.
Revenues
Retail trading revenue	$338,035	$(19,900)	(e)	$318,135
Institutional trading revenue	103,199	—		103,199
Trading revenue	441,234	(19,900)		421,334
Interest income	2,525	(71)	(e)	2,454
Brokerage interest expense	(714)	1	(e)	(713)
Net interest revenue	1,811	(70)		1,741
Other income	20,712	(289)	(e)	20,423
Total net revenues	463,757	(20,259)		443,498
Operating Expenses
Compensation and benefits	111,716	(4,908)	(e)	106,808
Allocation of income to Lucid members for services provided	9,406	—		9,406
Total compensation and benefits	121,122	(4,908)		116,214
Referring broker fees	80,850	(1,055)	(e)	79,795
Advertising and marketing	22,666	(975)	(e)	21,691
Communication and technology	48,396	(366)	(e)	48,030
Trading costs, prime brokerage and clearing fees	33,828	(580)	(e)	33,248
General and administrative	62,808	(4,500)	(e)	58,308
Depreciation and amortization	54,945	(2,609)	(e)	52,336
Total operating expenses	424,615	(14,993)		409,622
Operating income	39,142	(5,266)		33,876
Other Expense
Loss on equity method investments, net	1,308	—		1,308
Interest on borrowings	12,186	—		12,186
Income before income taxes	25,648	(5,266)		20,382
Income tax provision	6,001	(1,883)	(f)	4,118
Net income	19,647	(3,383)		16,264
Net income attributable to non-controlling interest in FXCM Holdings, LLC	8,960	(1,648)	(g)	7,312
Net loss attributable to other non-controlling interests	(6,464)	—		(6,464)
Net income attributable to FXCM Inc.	$17,151	$(1,735)		$15,416

Weighted average shares of Class A common stock outstanding:
Basic	41,637	—		41,637
Diluted	44,010	—		44,010
Net income per share attributable to stockholders of Class A common stock of FXCM Inc.:
Basic	$0.41	—		$0.37
Diluted	$0.39	—		$0.35

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

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FXCM Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2013

(In thousands, except per share data)

	Historical FXCM Inc.	Pro Forma Adjustments		Pro Forma FXCM Inc.
Revenues
Retail trading revenue	$365,285	$(22,980)	(e)	$342,305
Institutional trading revenue	103,994	—		103,994
Trading revenue	469,279	(22,980)		446,299
Interest income	2,614	(111)	(e)	2,503
Brokerage interest expense	(258)	4	(e)	(254)
Net interest revenue	2,356	(107)		2,249
Other income	17,953	—		17,953
Total net revenues	489,588	(23,087)		466,501
Operating Expenses
Compensation and benefits	105,470	(4,962)	(e)	100,508
Allocation of income to Lucid members for services provided	21,290	—		21,290
Total compensation and benefits	126,760	(4,962)		121,798
Referring broker fees	84,231	(1,336)	(e)	82,895
Advertising and marketing	27,091	(481)	(e)	26,610
Communication and technology	38,441	(1,017)	(e)	37,424
Trading costs, prime brokerage and clearing fees	30,821	(324)	(e)	30,497
General and administrative	68,230	(5,635)	(e)	62,595
Depreciation and amortization	53,729	(2,967)	(e)	50,762
Total operating expenses	429,303	(16,722)		412,581
Operating income	60,285	(6,365)		53,920
Other Expense
Loss on equity method investments, net	752	—		752
Interest on borrowings	7,673	—		7,673
Income before income taxes	51,860	(6,365)		45,495
Income tax provision	17,024	(3,006)	(f)	14,018
Net income	34,836	(3,359)		31,477
Net income attributable to non-controlling interest in FXCM Holdings, LLC	24,850	(1,659)	(g)	23,191
Net loss attributable to other non-controlling interests	(4,846)	—		(4,846)
Net income attributable to FXCM Inc.	$14,832	$(1,700)		$13,132

Weighted average shares of Class A common stock outstanding:
Basic	32,789	—		32,789
Diluted	33,957	—		33,957
Net income per share attributable to stockholders of Class A common stock of FXCM Inc.:
Basic	$0.45	—		$0.40
Diluted	$0.44	—		$0.39

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

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FXCM Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2012

(In thousands, except per share data)

	Historical FXCM Inc.	Pro Forma Adjustments		Pro Forma FXCM Inc.
Revenues
Retail trading revenue	$339,685	$(26,925)	(e)	$312,760
Institutional trading revenue	62,033	—		62,033
Trading revenue	401,718	(26,925)		374,793
Interest income	3,571	(129)	(e)	3,442
Brokerage interest expense	(277)	41	(e)	(236)
Net interest revenue	3,294	(88)		3,206
Other income	12,303	(156)	(e)	12,147
Total net revenues	417,315	(27,169)		390,146
Operating Expenses
Compensation and benefits	105,779	(6,196)	(e)	99,583
Allocation of income to Lucid members for services provided	—	—		—
Total compensation and benefits	105,779	(6,196)		99,583
Referring broker fees	76,585	(2,319)	(e)	74,266
Advertising and marketing	30,860	(654)	(e)	30,206
Communication and technology	37,113	(2,901)	(e)	34,212
Trading costs, prime brokerage and clearing fees	16,935	(68)	(e)	16,867
General and administrative	63,043	(13,038)	(e)	50,005
Depreciation and amortization	36,773	(3,003)	(e)	33,770
Total operating expenses	367,088	(28,179)		338,909
Operating income	50,227	1,010		51,237
Other Expense
Loss on equity method investments, net	—	—		—
Interest on borrowings	2,763	—		2,763
Income before income taxes	47,464	1,010		48,474
Income tax provision	8,986	(423)	(f)	8,563
Net income	38,478	1,433		39,911
Net income attributable to non-controlling interest in FXCM Holdings, LLC	23,131	1,302	(g)	24,433
Net income attributable to other non-controlling interests	6,389	—		6,389
Net income attributable to FXCM Inc.	$8,958	$131		$9,089

Weighted average shares of Class A common stock outstanding:
Basic	24,086	—		24,086
Diluted	24,086	—		24,086
Net income per share attributable to stockholders of Class A common stock of FXCM Inc.:
Basic	$0.37	—		$0.38
Diluted	$0.37	—		$0.38

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

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FXCM Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" represent the following:

(a) Estimated cash proceeds of $61.8 million expected to be received from the sale, less transaction costs of $2.5 million, less FXCM Japan cash of $16.4 million held at December 31, 2014.

(b) Adjustments to reflect the elimination of assets and liabilities of FXCM Japan.

(c) The estimated net gain recognized upon the sale of FXCM Japan was calculated as follows:

($ in thousands)
Cash proceeds		$61,756
Less: Carrying value of FXCM Japan		(33,781)
Transaction costs		(2,528)
Realization of cumulative translation adjustment:
Controlling interest	(10,716)
Non-controlling interests	(12,348)
Total realization of cumulative translation adjustment		(23,064)
Estimated gain before taxes		2.383
Estimated taxes on gain (1)		—
Estimated gain net of taxes		$2,383
Estimated gain attributable to non-controlling interest in FXCM Holdings, LLC		998
Estimated gain attributable to FXCM Inc.		$1,385

(1) For tax purposes, the sale of FXCM Japan is expected to generate a capital loss that is not expected to be realizable. Therefore, a full valuation allowance against the capital loss will be recorded, resulting in no tax impact from the sale.

(d) Adjustment is comprised of the non-controlling interests' portions of the realized cumulative translation adjustment ($12.3 million) and the estimated net gain recognized on the sale ($1.0 million).

(e) Adjustments to reflect the elimination of revenues and expenses of FXCM Japan.

(f) Estimated tax effect of the pro forma adjustments calculated using the local statutory tax rate for FXCM Japan, and the U.S. statutory tax rate for FXCM Inc., reduced by the portion allocated to the non-controlling interests in FXCM Holdings, LLC.

(g) Effect of the pro forma adjustments on Net Income attributable to non-controlling interest in FXCM Holdings, LLC.

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